SUB-ITEM 77I: Exhibit
                   SELIGMAN PENNSYLVANIA MUNICIPAL FUND SERIES


"Information regarding the sales charges in respect of the Registrant's Class A shares, effective as of January 7, 2008, is incorporated by reference to the Registrant's Prospectus filed on Form 497 on February 1, 2008 (SEC Accession No. 0001193125-08-017911)."